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                                                        Exhibit 10.19(a)


        The following amendment with regards to the Stock Bonus Plan of Dawn Tehchnologies, Inc. was adopted by the Board of Directors effective November 1, 1996:

        Subsection 4(d) of the Dawn Technologies, Inc. Stock Bonus Plan is deleted and Subsections (e) and (f) are redesignated as Subsections (d) and
(e), respectively.